UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862

(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

     On March 14, 2005, Deckers Outdoor Corporation (the “Company”) announced that Mr. Angel Martinez, 49, will be appointed as President and Chief Executive Officer of the Company, effective April 11, 2005. Douglas Otto, the current Chief Executive Officer, will continue to serve as Chairman and as an executive officer of the Company, focusing on strategic initiatives and acquisitions. A copy of the press release announcing Mr. Martinez’s appointment, as President and Chief Executive Officer, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Mr. Martinez, worked for 21 years at Reebok International Ltd., from 1980 to 2001, serving eventually as Executive Vice President and Chief Marketing Officer. He also served as President and Chief Executive Officer of Rockport Co., the largest subsidiary of Reebok. Between 2001 and 2003, Mr. Martinez joined, and is currently serving on, the boards of Tupperware (TUP:NYSE), London Taxi NA, a start-up enterprise that brought the London Taxi to major markets in the US and Canada, and Ariat, Int’l, a leading brand of equestrian and western footwear, where he has been an advisor and early investor from its inception in 1992. Most recently Mr. Martinez served as Chief Executive Officer of Keen Footwear, a brand he co-founded and launched in 2003.

     Mr. Martinez was not selected pursuant to any arrangement or understanding between Mr. Martinez or any other person. There are no family relationships between Mr. Martinez and the directors or executive officers of the Company.

     Mr. Martinez’s Employment Agreement is “at will,” but is for the period through December 31, 2008, and provides for a base salary of $345,000 per annum for the initial year and an increase to $400,000 per annum as of January 1, 2006. Mr. Martinez will be eligible to receive a targeted annual bonus established annually by the Compensation Committee of the Board of Directors. Mr. Martinez is also granted 50,000 restricted stock units as an incentive, which will vest quarterly between the third and fourth anniversary of employment. Mr. Martinez will also receive the normal fringe benefits available to other senior executives. He is also entitled to severance pay under certain circumstances. He will be a party to the Company’s standard indemnification agreements, trade secret and confidentiality agreement, and invention agreement. The description of Mr. Martinez’s Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Deckers Outdoor Corporation and Angel Martinez

99.1	Press release, dated March 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation
Date: March 17, 2005	/s/ M. Scott Ash
M. Scott Ash, Chief Financial Officer